GUSTAVSON ASSOCIATES

GEOLOGISTS · ENGINEERS · APPRAISERS

August 26, 2008

Mr. Pierre Mulacek
Arkanova Energy Corp
21 Waterway Avenue, Suite 300
The Woodlands, TX 77380

Subject: Reserve Estimate and Financial Forecast for Proposed Arkanova Energy Corporation Interests in Two Medicine Cut Bank Sand Unit, Cut Bank Field, Glacier and Pondera Counties, Montana

Dear Mr. Mulacek:

As per your request, Gustavson Associates, LLC. has conducted an independent reserve evaluation and estimated the future net revenue attributable to certain interests to be purchased by Arkanova Energy Corporation (Arkanova) in the Two Medicine Cut Bank Sand Unit (TMCBSU), Cut Bank Field, Glacier and Pondera Counties, Montana. It is our understanding that Arkanova plans to include this report as part of a filing with the United States Securities and Exchange Commission (SEC). Therefore, this report is focused on Proved reserves and cash flow projections deriving therefrom. Estimates and projections have been made as of August 1, 2008. Reserves have been estimated in accordance with the most recent Society of Petroleum Engineers / World Petroleum Congress reserves definitions and in accordance with the Securities and Exchange Commission's definitions.

Arkanova is planning to purchase 100% working interest (WI) in this property. Currently Arkanova does not own any interest in the property. The interests evaluated in this report are the 100% WI and 77.02% net revenue interest to be purchased by Arkanova. The WI to be purchased by Arkanova and the royalty burden were provided by Arkanova, and not independently verified.

This Consultant's estimates of net reserves and future net revenues for the total properties described herein, as of August 1, 2008, are shown in Table 1 below. Table 2, 3, 4 and 5 show cash flow summaries for total proved and each reserve category. Table 6, 7, and 8 show well-by-well summaries for each reserve category.

Estimated future net revenue reflects the deductions of severance and ad valorem taxes and operating costs. Federal income taxes and other indirect costs have not been deducted.

Reserve estimates and production rate projections were based on the extrapolation of established performance trends. Proved Undeveloped (PUD) reserves were estimated based on analysis of

expected ultimate recovery of offset wells. The current well spacing for this area is 40 acres. Therefore, the PUD location was selected as a 40-acre offset to producing wells. The current oil price for the producing wells was provided by Arkanova without confirmation. Statements of lease operating cost provided by the current operator of the property, Provident Energy, were used in these forecasts. Costs and prices were held flat as per SEC regulations.

Wells evaluated for Proved Developed Non-Producing (PDNP) reserves include all shut-in wells with a pump jack on site, and thus minor investments expected to get the well producing. PDNP reserve estimates and production rate projections are based on the analysis of the historical production performance before shut-in. Due to the long shut-in time and new workover treatments to these PDNP wells, the new initial production rate is assumed to be slightly higher than the last production rate prior to shut-in.

Field abandonment costs and environmental clean-up costs, net of salvage, were estimated at $200,000, gross. These costs were all charged against the Proved Developed Producing (PDP) reserves. A detailed assessment of potential environmental liabilities has not been performed; thus, these estimated costs could vary. The average workover investments for each shut-in well were estimated at $20,000. These investments could change because no detailed evaluation was performed.

Oil production data were obtained from the IHS production database through July 2007. More recent oil sales data, through March 2008, were supplied by Provident Energy. The oil sales data indicated 14 producing wells, while IHS data showed only 12 active in July 2007.

Table 1 Overall Summary

Reserve Category	Estimated Net Reserves	Estimated Future Net Revenue*	
	Oil (BBL)	Undiscounted ($)	Discounted at 10% ($)
Proved Developed Producing.	187,725	9,342.126	3,902,527
Proved Developed Non-Producing	90,979	4,098,336	2,263,327
Proved Undeveloped	13,405	691,975	381,341
Total	**292,109**	**14,132,437**	**6,547,195**

*Before deduction of Federal Income Tax

In addition, Gustavson has performed an audit of the original oil in place (OOIP) calculation included in the BLM report on the TMCBSU prepared by Peter J. Ditton, et al., on May 1996. Gustavson has spot-checked net pay values from several wells posted on the isopach map,

audited the map contours for reasonableness, digitized the contours and calculated bulk reservoir volume. Gustavson also reviewed the other average reservoir properties used in the calculation in the BLM report, and found them to agree with other available data. Using the calculated bulk volume and average parameters from the BLM report, Gustavson calculated OOIP for the TMCBSU of 107,368,000 bbl. This is within 1.9% of the BLM reported OOIP of 105,390,000 bbl. Based on available data, the cumulative oil production through March 2008 is estimated at 10,809,242 barrels or 10.07% of Gustavson's calculated OOIP. Including the remaining proved reserves of 379,257 bbl yields ultimate recovery of only 10.42% of OOIP.

Limiting Conditions and Disclaimers

Reserve estimates presented in this report were based on data and records obtained from Arkanova, Big Bear, IHS Energy, and the Montana Oil and Gas Conservation Division.

Gustavson Associates, LLC, holds neither direct nor indirect financial interest in the subject properties, in Arkanova, or in any other affiliated companies.

The accuracy of any reserve estimate is a function of available data and of geological and engineering interpretation and judgment. While the reserve estimate presented herein is believed to be reasonable, it should be viewed with the understanding that subsequent reservoir performance, changes in pricing structure or market demand may justify its revision.

All data utilized in the preparation of this report are available for examination in our offices. Please contact us if we can be of assistance. We appreciate the opportunity to be of service and look forward to further serving Arkanova.

Very truly yours,
GUSTAVSON ASSOCIATES, LLC.

Letha Lencioni, P.E
Vice-President, Petroleum Engineering
Registered Professional Engineer, State of Colorado, # 29506

Table 2 Cash Flow Forecast, Total Proved

TWO MEDICINE CUT BANK SAND UNIT
TOTAL PROVED
GLACIER AND PONDERA COUNTIES, MT
TO THE INTERESTS OF ARKANOVA ENERGY

DATE: 08/06/08
TIME: 10:27:13
FILE: CUTBAN-1
PROP: 0
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

RESERVES AND ECONOMICS

AS OF AUGUST 1, 2008

-END- MO-YR	---GROSS PRODUCTION--- OIL, MBBL	GAS, MMCF	----NET PRODUCTION---- OIL, MBBL	GAS, MMCF	--PRICES-- OIL $/B	GAS $/M	----OPERATIONS, M$---- NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-08	13.654	.000	10.524	.000	109.00	.00	1147.116	103.965	232.500	140.300	670.651	641.913
12-09	27.859	.000	21.466	.000	109.00	.00	2339.794	212.058	558.000	310.000	1259.736	1724.737
12-10	23.558	.000	18.153	.000	109.00	.00	1978.677	179.328	558.000	.000	1241.349	2710.702
12-11	20.531	.000	15.850	.000	109.00	.00	1727.650	156.578	544.226	.000	1026.848	3452.171
12-12	18.337	.000	14.123	.000	109.00	.00	1539.407	139.520	527.082	.000	872.805	4025.112
12-13	16.552	.000	12.758	.000	109.00	.00	1390.622	126.033	508.756	.000	755.833	4476.165
12-14	14.811	.000	11.406	.000	109.00	.00	1243.254	112.679	468.540	.000	662.035	4835.347
12-15	13.054	.000	10.063	.000	109.00	.00	1096.867	99.410	405.689	.000	591.768	5127.200
12-16	11.928	.000	9.187	.000	109.00	.00	1001.383	90.762	375.955	14.268	520.398	5360.024
12-17	11.231	.000	8.649	.000	109.00	.00	942.743	85.441	372.000	.000	485.300	5557.823
12-18	10.650	.000	8.204	.000	109.00	.00	894.236	81.040	372.000	.000	441.195	5721.297
12-19	10.033	.000	7.733	.000	109.00	.00	842.897	76.396	365.383	14.268	386.850	5851.447
12-20	9.342	.000	7.195	.000	109.00	.00	784.255	71.078	347.239	14.268	351.670	5959.030
12-21	8.543	.000	6.579	.000	109.00	.00	717.111	64.993	316.200	.000	335.918	6052.546
12-22	8.129	.000	6.261	.000	109.00	.00	682.449	61.854	311.653	.000	308.942	6130.734
12-23	7.346	.000	5.659	.000	109.00	.00	616.831	55.902	275.885	28.536	256.508	6189.376
12-24	6.875	.000	5.296	.000	109.00	.00	577.155	52.311	260.400	.000	264.444	6244.687
12-25	6.466	.000	4.980	.000	109.00	.00	542.820	49.198	248.123	14.268	231.231	6288.478
12-26	6.165	.000	4.749	.000	109.00	.00	517.661	46.918	241.800	.000	228.937	6329.060
12-27	5.962	.000	4.593	.000	109.00	.00	500.637	45.374	241.800	.000	213.463	6361.594
S TOT	251.136	.000	193.427	.000	109.00	.00	21083.543	1910.840	7531.231	535.608	11105.864	6361.594
REM.	128.121	.000	98.682	.000	109.00	.00	10756.338	974.902	6640.719	114.144	3026.573	[illegible]
TOTAL	379.257	.000	292.109	.000	109.00	.00	31839.881	2885.742	14171.950	649.752	14132.437	6547.108
CUM.	604.232	.000										
ULT.	983.489	.000										

NET OIL REVENUES (M$)	31839.881
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	31839.881

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	11/30/2009
BTAX PAYOUT (DISC)	10/29/2008
BTAX NET INCOME/INVEST	22.15
BTAX NET INCOME/INVEST (DISC)	15.38

PROJECT LIFE (YEARS)	115.734
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	30.000
GROSS GAS WELLS	.000
GROSS WELLS	30.000

-----PRESENT WORTH PROFILE-----

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	14132.437	30.0	3356.417
2.0	11281.523	35.0	3001.794
5.0	8800.144	40.0	2716.570
8.0	7279.833	45.0	2482.001
10.0	6547.195	50.0	2285.591
12.0	5957.788	60.0	1975.896
15.0	5259.321	70.0	1740.708
18.0	4714.869	80.0	1557.561
20.0	4413.263	90.0	1410.539
25.0	3810.128	100.0	1290.807

Table 3 Cash Flow Forecast, Total Proved Developed Producing

TWO MEDICINE CUT BANK SAND UNIT
TOTAL PROVED DEVELOPED PRODUCING
GLACIER AND PONDERA COUNTIES, MT
TO THE INTERESTS OF ARKANOVA ENERGY

DATE: 08/06/08
TIME: 10:27:13
FILE: CUTBAN-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF AUGUST 1, 2008

-END-	---GROSS PRODUCTION---		----NET PRODUCTION----		--PRICES--		--------OPERATIONS, M$--------					10.00 PCT
MO-YR	OIL, MBBL	GAS, MMCF	OIL, MBBL	GAS, MMCF	OIL $/B	GAS $/M	NET OPER REVENUES	SEV/ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM. DISC BTAX, M$
12-08	5.450	.000	4.197	.000	109.00	.00	457.473	41.463	108.500	.000	307.510	293.537
12-09	12.459	.000	9.597	.000	109.00	.00	1046.073	94.812	260.400	.000	690.861	899.140
12-10	11.659	.000	8.980	.000	109.00	.00	978.820	88.715	260.400	.000	629.705	1399.296
12-11	10.943	.000	8.427	.000	109.00	.00	918.543	83.252	260.400	.000	574.891	1814.404
12-12	10.300	.000	7.933	.000	109.00	.00	864.697	78.372	260.400	.000	525.925	2159.634
12-13	9.718	.000	7.486	.000	109.00	.00	815.974	73.955	260.400	.000	481.619	2447.038
12-14	9.130	.000	7.070	.000	109.00	.00	770.630	69.847	260.400	.000	440.383	2685.944
12-15	8.694	.000	6.698	.000	109.00	.00	730.082	66.171	260.400	.000	403.511	2884.946
12-16	8.063	.000	6.210	.000	109.00	.00	676.890	61.353	245.755	14.268	355.514	3043.845
12-17	7.616	.000	5.865	.000	109.00	.00	639.285	57.940	241.800	.000	339.545	3182.237
12-18	7.249	.000	5.584	.000	109.00	.00	608.656	55.167	241.800	.000	311.689	3297.727
12-19	6.830	.000	5.259	.000	109.00	.00	573.231	51.957	235.183	14.268	271.823	3389.130
12-20	6.310	.000	4.860	.000	109.00	.00	529.740	48.012	218.298	14.268	249.162	3465.322
12-21	5.872	.000	4.521	.000	109.00	.00	452.789	44.664	204.600	.000	243.525	3533.116
12-22	5.616	.000	4.340	.000	109.00	.00	473.060	42.879	204.600	.000	225.581	3590.206
12-23	5.135	.000	3.955	.000	109.00	.00	431.095	39.070	182.685	28.536	180.804	3631.386
12-24	4.751	.000	3.659	.000	109.00	.00	398.831	36.151	167.400	.000	195.280	3672.229
12-25	4.423	.000	3.407	.000	109.00	.00	371.363	33.660	155.123	14.268	168.312	3704.057
12-26	4.193	.000	3.230	.000	109.00	.00	352.070	31.910	148.800	.000	171.360	3733.678
12-27	4.038	.000	3.126	.000	109.00	.00	340.734	30.883	148.800	.000	161.051	3758.987
S TOT	148.538	.000	114.404	.000	109.00	.00	12470.036	1130.233	4326.344	85.608	6927.851	3758.987
REM.	95.193	.000	73.321	.000	109.00	.00	7991.989	724.372	4739.198	114.114	2414.275	3902.527
TOTAL	243.731	.000	187.725	.000	109.00	.00	20462.025	1854.605	9065.542	199.722	9342.126	3902.527

CUM.	335.530	.000
ULT.	579.231	.000

NET OIL REVENUES (M$)	20462.025
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	20462.025

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	11/08/2008
BTAX PAYOUT (DISC)	08/16/2008
BTAX NET INCOME/INVEST	47.77
BTAX NET INCOME/INVEST (DISC)	134.12

PROJECT LIFE (YEARS)	115.734
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	14.000
GROSS GAS WELLS	.000
GROSS WELLS	14.000

---------PRESENT WORTH PROFILE---------			
DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	9342.126	30.0	1876.853
2.0	7212.874	35.0	1666.594
5.0	5441.187	40.0	1500.133
8.0	4394.782	45.0	1365.078
10.0	3902.527	50.0	1253.315
12.0	3512.900	60.0	1079.192
15.0	3059.321	70.0	949.862
18.0	2712.506	80.0	850.000
20.0	2523.151	90.0	770.769
25.0	2130.859	100.0	706.259

Table 4 Cash Flow Forecast, Total Proved Developed Non-Producing

TWO MEDICINE CUT BANK SAND UNIT
TOTAL PROVED DEVELOPED NON-PRODUCING
GLACIER AND PONDERA COUNTIES, MT
TO THE INTERESTS OF ARKANOVA ENERGY

DATE: 08/06/08
TIME: 10:27:13
FILE: CUTBAN-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF AUGUST 1, 2008

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	PRICES OIL $/B	PRICES GAS $/M	OPERATIONS, M$ NET OPER REVENUES	OPERATIONS, M$ SEV+ADV TAXES	OPERATIONS, M$ NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-08	7.265	.000	5.596	.000	109.00	.00	609.964	55.281	116.250	140.000	298.433	284.187
12-09	13.474	.000	10.378	.000	109.00	.00	1131.202	102.517	279.000	160.000	589.685	787.986
12-10	10.326	.000	7.954	.000	109.00	.00	866.986	78.572	279.000	.000	509.414	1192.597
12-11	8.306	.000	6.397	.000	109.00	.00	697.273	63.109	265.226	.000	368.858	1458.955
12-12	6.892	.000	5.309	.000	109.00	.00	578.572	52.436	248.082	.000	278.054	1641.407
12-13	5.841	.000	4.499	.000	109.00	.00	490.391	44.442	229.756	.000	216.193	1770.512
12-14	4.743	.000	3.652	.000	109.00	.00	398.068	36.075	189.540	.000	172.453	1864.098
12-15	3.574	.000	2.752	.000	109.00	.00	299.969	27.183	126.689	.000	146.096	1936.156
12-16	3.145	.000	2.422	.000	109.00	.00	263.998	23.926	111.600	.000	128.472	1993.756
12-17	2.958	.000	2.278	.000	109.00	.00	248.302	22.502	111.600	.000	114.200	2040.302
12-18	2.799	.000	2.156	.000	109.00	.00	235.004	21.298	111.600	.000	102.106	2078.130
12-19	2.657	.000	2.046	.000	109.00	.00	223.014	20.211	111.600	.000	91.203	2108.858
12-20	2.516	.000	1.938	.000	109.00	.00	211.242	19.145	110.341	.000	81.756	2133.894
12-21	2.191	.000	1.688	.000	109.00	.00	183.992	16.674	93.000	.000	74.318	2154.584
12-22	2.045	.000	1.575	.000	109.00	.00	171.675	15.558	88.453	.000	67.664	2171.709
12-23	1.789	.000	1.379	.000	109.00	.00	150.311	13.621	74.400	.000	62.290	2186.040
12-24	1.727	.000	1.330	.000	109.00	.00	144.970	13.137	74.400	.000	57.433	2198.053
12-25	1.668	.000	1.284	.000	109.00	.00	139.956	12.683	74.400	.000	52.873	2208.106
12-26	1.627	.000	1.246	.000	109.00	.00	135.814	12.307	74.400	.000	49.107	2216.595
12-27	1.567	.000	1.207	.000	109.00	.00	131.563	11.923	74.400	.000	45.240	2223.703
S TOT	87.100	.000	67.085	.000	109.00	.00	7312.265	662.680	2843.737	300.000	3505.848	2223.703
REM.	31.023	.000	23.894	.000	109.00	.00	2604.446	236.038	1775.920	.000	592.488	2263.327
TOTAL	118.123	.000	90.979	.000	109.00	.00	9916.711	898.718	4619.657	300.000	4098.335	2263.327
CUM.	268.702	.000										
ULT.	386.825	.000										

NET OIL REVENUES (M$)	9916.711
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	9916.711

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	11/13/2008
BTAX PAYOUT (DISC)	11/13/2008
BTAX NET INCOME/INVEST	14.66
BTAX NET INCOME/INVEST (DISC)	9.85

PROJECT LIFE (YEARS)	64.485
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	15.000
GROSS GAS WELLS	.000
GROSS WELLS	15.000

PRESENT WORTH PROFILE

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	4098.336	30.0	1299.495
2.0	3466.469	35.0	1178.696
5.0	2860.207	40.0	1078.780
8.0	2462.957	45.0	994.604
10.0	2263.327	50.0	922.643
12.0	2098.069	60.0	805.897
15.0	1895.976	70.0	715.168
18.0	1733.918	80.0	642.606
20.0	1640.204	90.0	583.249
25.0	1449.040	100.0	533.819

Table 5 Cash Flow Forecast, Total Proved Undeveloped

TWO MEDICINE CUT BANK SAND UNIT
TOTAL PROVED UNDEVELOPED
GLACIER AND PONDERA COUNTIES, MT
TO THE INTERESTS OF ARKANOVA ENERGY

DATE: 08/06/08
TIME: 10:27:13
FILE: CUTBAN-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF AUGUST 1, 2008

-END-	---GROSS PRODUCTION---		----NET PRODUCTION----		--PRICES--		--------OPERATIONS, M$--------					10.00 PCT
MO-YR	OIL, MBBL	GAS, MMCF	OIL, MBBL	GAS, MMCF	OIL $/B	GAS $/M	NET OPER REVENUES	SEV/ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM. DISC BTAX, M$
12-08	.949	.000	.731	.000	109.00	.00	79.679	7.221	7.750	.000	64.708	62.189
12-09	1.934	.000	1.491	.000	109.00	.00	162.519	14.729	18.600	150.000	-20.810	37.611
12-10	1.583	.000	1.219	.000	109.00	.00	132.871	12.041	18.600	.000	102.230	118.809
12-11	1.332	.000	1.026	.000	109.00	.00	111.834	10.135	18.600	.000	83.099	178.812
12-12	1.145	.000	.882	.000	109.00	.00	96.138	8.712	18.600	.000	68.826	223.991
12-13	1.003	.000	.773	.000	109.00	.00	84.257	7.630	18.600	.000	58.021	258.615
12-14	.888	.000	.684	.000	109.00	.00	74.556	6.757	18.600	.000	49.199	285.305
12-15	.786	.000	.613	.000	109.00	.00	66.817	6.056	18.600	.000	42.161	306.098
12-16	.720	.000	.555	.000	109.00	.00	60.495	5.483	18.600	.000	36.412	322.423
12-17	.657	.000	.506	.000	109.00	.00	55.154	4.999	18.600	.000	31.556	335.204
12-18	.602	.000	.464	.000	109.00	.00	50.576	4.583	18.600	.000	27.393	345.434
12-19	.556	.000	.428	.000	109.00	.00	46.652	4.228	18.600	.000	23.824	353.459
12-20	.516	.000	.397	.000	109.00	.00	43.273	3.921	18.600	.000	20.752	359.814
12-21	.480	.000	.370	.000	109.00	.00	40.330	3.655	18.600	.000	18.075	364.846
12-22	.449	.000	.346	.000	109.00	.00	37.714	3.417	18.600	.000	15.697	368.819
12-23	.422	.000	.325	.000	109.00	.00	35.425	3.211	18.600	.000	13.614	371.951
12-24	.397	.000	.306	.000	109.00	.00	33.354	3.023	18.600	.000	11.731	374.405
12-25	.375	.000	.289	.000	109.00	.00	31.501	2.855	18.600	.000	10.046	376.315
12-26	.355	.000	.273	.000	109.00	.00	29.757	2.697	18.600	.000	8.460	377.777
12-27	.337	.000	.260	.000	109.00	.00	28.340	2.568	18.600	.000	7.172	378.904
S TOT	15.498	.000	11.938	.000	109.00	.00	1301.242	117.927	361.150	150.000	672.165	378.904
REM.	1.935	.000	1.467	.000	109.00	.00	159.903	14.492	125.601	.000	19.810	381.341
TOTAL	17.433	.000	13.405	.000	109.00	.00	1461.145	132.419	486.751	150.000	691.975	381.341
CUM.	.000	.000										
ULT.	17.433	.000										

NET OIL REVENUES (M$)	1461.145
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	1461.145

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	08/29/2009
BTAX PAYOUT (DISC)	08/31/2009
BTAX NET INCOME/INVEST	5.61
BTAX NET INCOME/INVEST (DISC)	3.77

PROJECT LIFE (YEARS)	26.169
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	1.000
GROSS GAS WELLS	.000
GROSS WELLS	1.000

---------PRESENT WORTH PROFILE---------

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	691.975	30.0	180.069
2.0	601.890	35.0	156.504
5.0	498.730	40.0	137.657
8.0	422.034	45.0	122.319
10.0	381.341	50.0	109.632
12.0	346.810	60.0	90.007
15.0	304.024	70.0	75.678
18.0	269.415	80.0	64.875
20.0	249.308	90.0	56.520
25.0	210.227	100.0	49.929

Table 6 Summary by Well, Proved Developed Producing

TWO MEDICINE CUT BANK SAND UNIT
TOTAL PROVED DEVELOPED PRODUCING
GLACIER AND PONDERA COUNTIES, MT
TO THE INTERESTS OF ARMANOVA ENERGY

DATE: 08/06/08
TIME: 10 27:15
FILE: CUTBAN~1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF AUGUST 1, 2008

LEASE	---GROSS PRODUCTION--- OIL, MBBL	GAS, MMCF	---NET PRODUCTION--- OIL, MBBL	GAS, MMCF	---OPERATIONS, M$--- NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
FILE: CUTBAN~1										
1) TWO MEDICINE CBSU 2609	67.071	.000	51.638	.000	5630.722	510.282	2152.550	14.263	2953.522	942.910
14) TWO MEDICINE CBSU 115	5.340	.000	4.111	.000	448.099	40.616	226.048	14.263	167.173	121.741
37) TWO MEDICINE CBSU 109	26.561	.000	20.450	.000	2229.922	202.085	913.549	14.263	1100.016	472.275
46) TWO MEDICINE CBSU 211	19.596	.000	15.087	.000	1644.483	149.036	880.592	14.263	600.484	238.886
49) TWO MEDICINE CBSU 101	18.451	.000	14.211	.000	1548.999	140.376	737.454	14.263	656.907	304.182
51) TWO MEDICINE CBSU 320	3.049	.000	2.350	.000	256.150	23.214	142.509	14.264	76.163	64.823
122) TWO MEDICINE CBSU 3425	27.211	.000	20.959	.000	2284.531	207.255	944.338	14.263	1118.670	476.085
123) TWO MEDICINE CBSU 3415	25.150	.000	19.378	.000	2112.202	191.421	956.350	14.268	950.163	386.842
155) TWO MEDICINE CBSU 3303	4.757	.000	3.665	.000	395.485	36.204	205.733	14.268	139.280	107.343
163) TWO MEDICINE CBSU 2705	7.239	.000	5.575	.000	607.675	55.070	311.673	14.268	226.664	147.762
164) TWO MEDICINE CBSU 2703	6.056	.000	4.672	.000	509.248	46.151	271.448	14.268	177.381	121.930
178) TWO MEDICINE CBSU 2615	5.748	.000	4.428	.000	482.652	43.741	280.337	14.268	144.306	98.677
193) TWO MEDICINE CBSU 3513	8.424	.000	6.486	.000	706.974	64.071	409.368	14.268	219.267	127.412
198) TWO MEDICINE CBSU 3411	19.058	.000	14.687	.000	1600.883	145.082	833.997	14.268	807.536	391.659
-1) SUMMARY: TWO MEDICINE CUT BANK SAND UNIT	243.731	.000	187.725	.000	20462.025	1854.635	9065.342	199.752	9342.126	2902.527

Table 7 Summary by Well, Proved Developed Non-Producing

TWO MEDICINE CUT BANK SAND UNIT
TOTAL PROVED DEVELOPED NON-PRODUCING
GLACIER AND PONDERA COUNTIES, MT
TO THE INTERESTS OF ARKANOVA ENERGY

DATE: 03/05/08
TIME: 13:27:13
FILE: CUTBAN--
PROP: -1
STD: DASE
.CND: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF AUGUST 1, 2008

LEASE	---GROSS PRODUCTION--- OIL, MBBL	GAS, MMCF	---NET PRODUCTION--- OIL, MBBL	GAS, MMCF	---OPERATIONS, M$--- NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
**** FILE: CUTBAN-1										
(6)2779	5.559	.000	4.281	.000	466.629	42.291	263.603	20.000	140.735	99.595
(30)TWO MEDICINE CBSU 901	2.191	.000	1.910	.000	209.062	18.946	119.350	20.000	50.766	38.295
(32)TWO MEDICINE CBSU 902	3.455	.000	2.662	.000	290.158	26.296	114.943	20.000	128.919	102.691
(33)TWO MEDICINE CBSU 805	9.133	.000	6.264	.000	682.776	61.875	372.647	20.000	228.254	146.793
(39)TWO MEDICINE CBSU 113	6.331	.000	4.646	.000	506.414	45.894	229.691	20.000	210.829	150.405
(43)TWO MEDICINE CBSU 217	1.168	.000	1.054	.000	114.886	10.412	49.776	20.000	34.698	29.885
(45)TWO MEDICINE CBSU 213	2.489	.000	1.911	.000	208.953	18.927	88.716	20.000	81.310	67.300
(121)TWO MEDICINE CBSU 3125	1.303	.000	1.464	.000	159.794	14.481	69.832	20.000	55.481	47.190
(156)TWO MEDICINE CBSU 2815	13.603	.000	10.481	.000	1142.429	101.536	563.009	20.000	455.884	348.644
(167)TWO MEDICINE CBSU 3315	2.577	.000	1.984	.000	216.256	19.600	107.062	20.000	69.594	56.034
(168)TWO MEDICINE CBSU 1123	3.313	.000	2.324	.000	253.316	22.958	105.587	20.000	104.771	85.410
(169)TWO MEDICINE CBSU 1118	3.455	.000	2.354	.000	256.586	23.254	116.148	20.000	97.184	78.665
(170)TWO MEDICINE CBSU 1117	3.171	.000	2.827	.000	308.143	27.925	134.435	20.000	125.779	99.475
(171)TWO MEDICINE CBSU 1111	26.102	.000	20.336	.000	2216.624	200.865	1086.464	20.000	909.295	402.974
(189)TWO MEDICINE CBSU 5994	34.162	.000	26.465	.000	2984.685	262.428	1299.420	20.000	1403.837	609.951
(-1) SUMMARY: TWO MEDICINE CUT BANK SAND UNIT	118.123	.000	90.979	.000	9916.711	898.718	4419.657	300.000	4098.336	2263.327

Table 8 Summary by Well, Proved Undeveloped

TWO MEDICINE CUT BANK SAND UNIT
TOTAL PROVED UNDEVELOPED
GLACIER AND PONDERA COUNTIES, MT
TO THE INTERESTS OF ARKANOVA ENERGY

DATE: 08/06/08
TIME: 10:27:13
FILE: CUTBAN-1
PROP: -1
STTD: BASE
CMD: CUTBANK
OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF AUGUST 1, 2008

LEASE	---GROSS PRODUCTION--- OIL, MBBL	GAS, MMCF	---NET PRODUCTION--- OIL, MBBL	GAS, MMCF	---OPERATIONS, M$--- NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
***** FILE: CUTBAN-1										
1 5,33N 6W SW SW 8S										
	17.403	.000	13.405	.000	1461.145	132.419	486.751	150.000	691.975	381.341
1 -1; SUMMARY: TWO MEDICINE CUT BANK SAND UNIT										
	17.403	.000	13.405	.000	1461.145	132.419	486.751	150.000	691.975	381.341